EXHIBIT 99.1

RLI REPORTS FOURTH QUARTER AND YEAR-END 2024 RESULTS

PEORIA, ILLINOIS, January 22, 2025 – RLI Corp. (NYSE: RLI) – RLI Corp. reported fourth quarter 2024 net earnings of $40.9 million ($0.44 per share), compared to $114.6 million ($1.24 per share) for the fourth quarter of 2023. Operating earnings(1) for the fourth quarter of 2024 were $38.4 million ($0.41 per share), compared to $71.1 million ($0.77 per share) for the same period in 2023.

On January 15, 2025, RLI executed a two-for-one stock split of common stock. All share and per share data in this release reflect the stock split.

	Fourth Quarter		Year to Date
Earnings Per Diluted Share	2024	2023	2024	2023
Net earnings	$0.44	$1.24	$3.74	$3.31
Operating earnings (1)	$0.41	$0.77	$2.87	$2.47

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

●	Underwriting income(1) of $22.2 million on a combined ratio(1) of 94.4.
●	9% increase in gross premiums written and 19% increase in net investment income.
●	Favorable development in prior years’ loss reserves resulted in a $8.7 million net increase in underwriting income.
●	Losses from Hurricane Milton, resulting in a $42.4 million net decrease in underwriting income.
●	Special dividend of $2.00 per share, representing $183.5 million returned to shareholders.

Highlights for the year included:

●	Underwriting income(1) of $210.7 million on a combined ratio(1) of 86.2.
●	11% increase in gross premiums written and 18% increase in net investment income.
●	Net cash flow provided by operations of $560.2 million, an increase of 21%.
●	Favorable development in prior years’ loss reserves resulted in a $84.1 million net increase in underwriting income.
●	Book value per share of $16.59, an increase of 24% (inclusive of dividends) from year-end 2023.

“Our customer service, consistent financial performance and prudent capital management distinguished RLI in 2024,” said RLI Corp. President & CEO Craig Kliethermes. “Despite an active hurricane season and highly competitive environment, we achieved an 86 combined ratio, marking our 29th consecutive year of underwriting profitability. Gross premiums written grew by 11%, surpassing $2 billion for the first time, with all three product segments contributing to this growth. Our positive underwriting and investment results allowed us to return $236 million to shareholders through special and regular dividends. I want to thank our associate-owners for their contributions throughout the year, which helped differentiate RLI.”

Underwriting Income

RLI achieved $22.2 million of underwriting income in the fourth quarter of 2024 on a 94.4 combined ratio, compared to $59.8 million on an 82.7 combined ratio in 2023.

For the year, RLI achieved $210.7 million of underwriting income on an 86.2 combined ratio, compared to $173.2 million on an 86.6 combined ratio in 2023. Results for both years include favorable development in prior years’ loss reserves, which resulted in an $84.1 million and $95.3 million net increase to underwriting income in 2024 and 2023, respectively. The favorable development was offset by a $93.6 million net reduction to underwriting income for losses from Hurricanes Beryl, Helene and Milton, as well as other storm losses, in 2024. This compares to $81.2 million for losses from Hawaiian wildfires and other storm losses in 2023.

The following table highlights underwriting income and combined ratios by segment for the year.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2024	2023		2024	2023
Casualty	$17.8	$59.5	Casualty	97.9	92.2
Property	167.6	86.3	Property	68.5	78.5
Surety	25.3	27.4	Surety	82.2	79.6
Total	$210.7	$173.2	Total	86.2	86.6

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income(2)

Net investment income for the quarter increased 19% to $38.8 million, compared to the same period in 2023. For the year ended December 31, 2024, net investment income was $142.3 million, compared to $120.4 million for the same period in 2023. The investment portfolio’s total return was -1.1% for the quarter and 6.4% for the year.

RLI’s comprehensive loss was $26.3 million for the quarter (-$0.28 per share), compared to comprehensive earnings of $216.2 million ($2.35 per share) for the same quarter in 2023. In addition to net earnings, comprehensive loss included after-tax unrealized losses from the fixed income portfolio in the fourth quarter of 2024, due to increasing interest rates. Full-year comprehensive earnings were $338.4 million ($3.66 per share), compared to $367.4 million ($3.99 per share) in 2023.

Special and Regular Dividends(2)

On December 20, 2024, the company paid a special cash dividend of $2.00 per share and a regular quarterly dividend of $0.145 per share for a combined total of $196.8 million. RLI has paid dividends for 194 consecutive quarters and increased regular dividends in each of the last 49 years. Over the last 10 years, the company has returned nearly $1.5 billion to shareholders and the regular dividend has grown an average of 4.9% per year.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2024 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central standard time (CST) on January 23, 2025, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/436980475.

(2) All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2025.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2023.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 49 consecutive years and delivered underwriting profits for 29 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2024	2023	2024	2023
Favorable development in casualty prior years' reserves	$11.5	$9.0	$51.4	$76.0
Favorable development in property prior years' reserves	$0.1	$2.0	$28.6	$16.2
Favorable (unfavorable) development in surety prior years' reserves	$(1.7)	$0.6	$9.3	$8.9

Net incurred losses related to:
2024 storms	$—	$—	$(30.0)	$—
Hurricanes Beryl, Helene and Milton	$(39.0)	$—	$(76.0)	$—
2023 and prior events	$—	$1.3	$6.0	$(72.8)
Reinstatement premium from events	$—	$2.6	$—	$(11.7)

	Operating Earnings Per Share
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating Earnings Per Share(2)(3)	$0.41	$0.77	$2.87	$2.47

Specific items included in operating earnings per share:(1) (4)
Net favorable development in casualty prior years' reserves	$0.09	$0.06	$0.37	$0.57
Net favorable development in property prior years' reserves	$—	$0.02	$0.22	$0.12
Net favorable (unfavorable) development in surety prior years' reserves	$(0.02)	$—	$0.07	$0.06

Net incurred losses related to:
2024 storms	$—	$—	$(0.22)	$—
Hurricanes Beryl, Helene and Milton	$(0.29)	$—	$(0.56)	$—
2023 and prior events (incurred loss and reinstatement premium)	$—	$0.03	$0.04	$(0.63)

(1)	Reserve development reflects changes from previously estimated losses.
(2)	See discussion above: Non-GAAP and Performance Measures.
(3)	All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2025.
(4)

Items included in operating earnings per share are after tax and incorporates incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2024 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
SUMMARIZED INCOME STATEMENT DATA:	2024	2023	% Change	2024	2023	% Change
Net premiums earned	$397,176	$345,894	14.8%	$1,526,406	$1,294,306	17.9%
Net investment income	38,776	32,548	19.1%	142,278	120,383	18.2%
Net realized gains	8,744	5,760	51.8%	19,966	32,518	(38.6)%
Net unrealized gains (losses) on equity securities	(5,580)	49,313	NM	81,734	64,787	26.2%
Consolidated revenue	$439,116	$433,515	1.3%	$1,770,384	$1,511,994	17.1%
Loss and settlement expenses	225,512	146,424	54.0%	739,253	604,413	22.3%
Policy acquisition costs	121,854	111,242	9.5%	464,040	418,325	10.9%
Insurance operating expenses	27,568	28,381	(2.9)%	112,460	98,383	14.3%
Interest expense on debt	1,492	1,373	8.7%	6,331	7,301	(13.3)%
General corporate expenses	2,736	5,112	(46.5)%	15,880	15,917	(0.2)%
Total expenses	$379,162	$292,532	29.6%	$1,337,964	$1,144,339	16.9%
Equity in earnings of unconsolidated investees	(12,522)	2,441	NM	(4,869)	9,610	NM
Earnings before income taxes	$47,432	$143,424	(66.9)%	$427,551	$377,265	13.3%
Income tax expense	6,572	28,812	(77.2)%	81,772	72,654	12.5%
Net earnings	$40,860	$114,612	(64.3)%	$345,779	$304,611	13.5%

Other comprehensive earnings (loss), net of tax	(67,199)	101,621	NM	(7,420)	62,773	NM
Comprehensive earnings (loss)	$(26,339)	$216,233	NM	$338,359	$367,384	(7.9)%

Operating earnings(1):
Net earnings	$40,860	$114,612	(64.3)%	$345,779	$304,611	13.5%
Less:
Net realized gains	(8,744)	(5,760)	51.8%	(19,966)	(32,518)	(38.6)%
Income tax on realized gains	1,836	1,210	51.7%	4,193	6,829	(38.6)%
Net unrealized (gains) losses on equity securities	5,580	(49,313)	NM	(81,734)	(64,787)	26.2%
Income tax on unrealized gains (losses) on equity securities	(1,171)	10,355	NM	17,164	13,605	26.2%
Operating earnings	$38,361	$71,104	(46.0)%	$265,436	$227,740	16.6%

Return on Equity:
Net earnings				22.2%	23.3%
Comprehensive earnings				21.7%	28.1%

Per Share Data(2):
Diluted:
Weighted average shares outstanding (in 000's)	92,725	92,144		92,451	92,155

Net earnings per share	$0.44	$1.24	(64.5)%	$3.74	$3.31	13.0%
Less:
Net realized gains	(0.09)	(0.06)	50.0%	(0.22)	(0.35)	(37.1)%
Income tax on realized gains	0.02	0.01	100.0%	0.05	0.07	(28.6)%
Net unrealized (gains) losses on equity securities	0.06	(0.54)	NM	(0.88)	(0.70)	25.7%
Income tax on unrealized gains (losses) on equity securities	(0.02)	0.12	NM	0.18	0.14	28.6%
Operating earnings per share(1)	$0.41	$0.77	(46.8)%	$2.87	$2.47	16.2%

Comprehensive earnings (loss) per share	$(0.28)	$2.35	NM	$3.66	$3.99	(8.3)%

Cash dividends per share - ordinary	$0.145	$0.135	7.4%	$0.570	$0.535	6.5%
Cash dividends per share - special	$2.00	$1.00	100.0%	$2.00	$1.00	100.0%

Net cash flow provided by operations	$128,080	$122,065	4.9%	$560,219	$464,257	20.7%

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2025.

NM = Not Meaningful

RLI CORP

2024 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2024	2023	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$3,175,796	$2,855,849	11.2%
(amortized cost - $3,391,159 at 12/31/24)
(amortized cost - $3,054,391 at 12/31/23)
Equity securities, at fair value	736,191	590,041	24.8%
(cost - $417,897 at 12/31/24)
(cost - $354,022 at 12/31/23)
Short-term investments	74,915	134,923	(44.5)%
Other invested assets	57,939	59,081	(1.9)%
Cash and cash equivalents	39,790	36,424	9.2%
Total investments and cash	$4,084,631	$3,676,318	11.1%

Accrued investment income	28,319	24,062	17.7%
Premiums and reinsurance balances receivable	230,534	221,206	4.2%
Ceded unearned premiums	124,955	112,257	11.3%
Reinsurance balances recoverable on unpaid losses	755,425	757,349	(0.3)%
Deferred policy acquisition costs	166,214	146,566	13.4%
Property and equipment	43,172	46,715	(7.6)%
Investment in unconsolidated investees	56,477	56,966	(0.9)%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	7,793	15,872	(50.9)%
Other assets	77,720	69,348	12.1%
Total assets	$5,628,802	$5,180,221	8.7%

Unpaid losses and settlement expenses	$2,693,470	$2,446,025	10.1%
Unearned premiums	984,140	892,326	10.3%
Reinsurance balances payable	44,681	71,507	(37.5)%
Funds held	97,380	101,446	(4.0)%
Income taxes - current	749	3,757	(80.1)%
Short-term debt	100,000	100,000	—%
Accrued expenses	124,242	108,880	14.1%
Other liabilities	62,173	42,766	45.4%
Total liabilities	$4,106,835	$3,766,707	9.0%
Shareholders' equity	1,521,967	1,413,514	7.7%
Total liabilities & shareholders' equity	$5,628,802	$5,180,221	8.7%

OTHER DATA(1):
Common shares outstanding (in 000's)	91,738	91,280

Book value per share	$16.59	$15.49	7.1%
Closing stock price per share	$82.42	$66.56	23.8%

Statutory surplus	$1,787,312	$1,520,135	17.6%

(1)	All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2025.

NM = Not Meaningful

RLI CORP

2024 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2024

Gross premiums written	$282,204		$153,295		$37,711		$473,210
Net premiums written	228,455		103,945		34,045		366,445
Net premiums earned	225,823		134,610		36,743		397,176
Net loss & settlement expenses	155,217	68.7%	63,856	47.4%	6,439	17.5%	225,512	56.8%
Net operating expenses	79,356	35.2%	44,516	33.1%	25,550	69.6%	149,422	37.6%
Underwriting income (loss)(1)	$(8,750)	103.9%	$26,238	80.5%	$4,754	87.1%	$22,242	94.4%

2023

Gross premiums written	$238,467		$158,047		$37,846		$434,360
Net premiums written	191,626		104,154		35,117		330,897
Net premiums earned	195,962		115,934		33,998		345,894
Net loss & settlement expenses	121,399	62.0%	22,554	19.5%	2,471	7.3%	146,424	42.3%
Net operating expenses	72,562	37.0%	40,653	35.0%	26,408	77.6%	139,623	40.4%
Underwriting income (loss)(1)	$2,001	99.0%	$52,727	54.5%	$5,119	84.9%	$59,847	82.7%

Twelve Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2024

Gross premiums written	$1,108,356		$743,486		$161,206		$2,013,048
Net premiums written	915,625		542,997		146,899		1,605,521
Net premiums earned	852,837		531,384		142,185		1,526,406
Net loss & settlement expenses	524,490	61.5%	198,806	37.4%	15,957	11.2%	739,253	48.4%
Net operating expenses	310,559	36.4%	165,042	31.1%	100,899	71.0%	576,500	37.8%
Underwriting income (loss)(1)	$17,788	97.9%	$167,536	68.5%	$25,329	82.2%	$210,653	86.2%

2023

Gross premiums written	$961,665		$697,372		$147,623		$1,806,660
Net premiums written	788,982		500,057		138,708		1,427,747
Net premiums earned	758,346		401,530		134,430		1,294,306
Net loss & settlement expenses	418,032	55.1%	172,062	42.9%	14,319	10.7%	604,413	46.7%
Net operating expenses	280,835	37.1%	143,152	35.6%	92,721	68.9%	516,708	39.9%
Underwriting income (loss)(1)	$59,479	92.2%	$86,316	78.5%	$27,390	79.6%	$173,185	86.6%

(1)	See discussion above: Non-GAAP and Performance Measures.